Exhibit 99.1

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

·   First quarter 2019 cash dividend of $0.15 per share

TEMPE, AZ, March 15, 2019 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.15 per share, payable on April 11, 2019 to shareholders of record at the close of business on March 29, 2019.

About Benchmark Electronics, Inc.

Benchmark is a worldwide provider of innovative product design, engineering services, technology solutions and advanced manufacturing services.  From initial product concept to volume production, including direct order fulfillment and aftermarket services, Benchmark has been providing integrated services and solutions to original equipment manufacturers since 1979.  Today, Benchmark proudly serves the following industries: aerospace and defense, medical technologies, complex industrials, test and instrumentation, next-generation telecommunications and high-end computing.  Benchmark’s global operations network includes facilities in eight countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “project,” “expect,” “estimate,” “plan,” “anticipate,” “predict,” “goals,” “targeting” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. The Company’s forward-looking statements include, among other things, statements regarding future business strategies, initiatives or expectations. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally. If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.